UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 13, 2013

CLEAN COAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50053	26-1079442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer ID number)

295 Madison Avenue (12th Floor), New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 710-3549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Clean Coal Technologies, Inc. ("the Company") today announced that it has executed a site agreement with AES Shady Point, LLC (“AESSP”) to host the Company’s pilot plant at its power plant in LeFlore County, Oklahoma (the “Site Agreement”). The Company believes the execution of this Site Agreement is a major milestone in the commercialization of its unique processes.  The Company’s modular pilot plant is scheduled to be delivered to the Oklahoma facility within the next six weeks for commissioning and testing.

The construction, commissioning and testing of the Company’s pilot plant at Shady Point is being conducted by Science Applications International Corporation (“SAIC”), under the terms of an EPC agreement signed earlier this year with the Company, as previously reported in the Company’s Current Report on Form 8-K filed February 5, 2013.  Although the pilot plant has been engineered by SAIC around the Company’s unique concept for upgrading high moisture coal, a key component of the pilot plant is a devolatizer section that is also the core of the Company’s Pristine and Pristine-SA clean coal processes.  Together with certain front end test equipment under design by Carrier Vibrating Equipment of Louisville, Kentucky, the Company believes it will have put into place a very robust platform to rigorously test coal types from anywhere in the world, reliably generating key data to inform the design and functioning of commercial scale modules using any of the Company’s proprietary processes.

The Site Agreement term is eight months, with active operations scheduled for approximately 8 weeks including ramp-up and shut-down. The agreement calls for the Company to pay AESSP approximately $94,000 for the use of the site, with additional pro-rated fees due if active operations continue for more than the planned 8 week period.

Also included in the Site Agreement, the Company has agreed to extend to AES Corporation, AESSP’s parent corporation (“AES”), concessional terms for a future technology license on royalties and license fees that will be charged to the Company’s anticipated commercial clients.  Such terms would apply in the United States or anywhere in the world where AES has majority-owned operations.

Item 8.01 Other

The information included in Item 1.01 above is incorporated herein by this reference. A press release announcing the signing of the Site Agreement is attached to this Report as an exhibit.

Item 9.01 Financial Statements and Exhibits

EX 99 - Press release dated September 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2013

CLEAN COAL TECHNOLOGIES, INC.

/s/ Robin Eves

Robin Eves, Chief Executive Officer